Exhibit 10.3

BUSINESS MERGER AGREEMENT

This Business Merger Agreement (this “Agreement”) is entered into as of the 3rd day of October, 2023 (the “Effective Date”) by and between FOMO WORLDWIDE, INC. (CA) (the “Seller”) and FOMO WORLDWIDE, INC. (WY) (the “Buyer” or the “Survivor”).

WHEREAS, the Seller owns and operates a business known as FOMO WORLDWIDE, INC. (CA), a California corporation located at 831 W North Ave., Pittsburgh, PA 15233 that was incorporated February 27, 1990 as K7 Capital and today is a technology holding company. (the “Business”); and

WHEREAS, the parties intend that the Seller shall sell to the Buyer the Business for the price, terms and conditions described below, and pursuant to the attachments and exhibits, if any, annexed to this main document.

NOW THEREFORE, for the reasons set forth, and in consideration of the mutual covenants and promises of the parties hereto, and intending to be legally bound, the Seller and the Buyer agree as follows:

1. Sale of Business. On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell, assign, transfer, convey and deliver to the Buyer, and the Buyer agrees to assume and acquire from the Seller all rights, title and interests of the Seller in and to the Business, including all inventory, receivables, equipment, patents, trademarks, licenses, business records, goodwill, going concern and other assets of the Business, whether tangible or intangible.

2. Assumed Liabilities. Unless otherwise specified herein, the Buyer agrees to assume and be responsible for all current liabilities incurred by the Seller in connection with the Business.

3. Merger Consideration. Buyer will issue to the Seller the following consideration for the merger of the business in the total sum of $0.00 cash and an equal number of common shares, Series A Preferred shares, Series B Preferred shares, and Series C Preferred shares (the “Purchase Price”), payable by wire transfer and exchange via the Company’s Transfer Agent at the time of closing (i.e., assigning of a new CUSIP).

4. Allocation of Merger Price. Share for Share exchange; not applicable.

5. Closing Date. The transfer of assets and the closing under this Agreement shall take place on October 11, 2023 (the “Closing”) unless otherwise delayed by required regulatory approval. At that time Seller shall deliver possession of the tangible property and all assets included in the sale to the Buyer and all other instruments and documents necessary to transfer the Business and assets to Buyer. Seller shall at that time execute and deliver all papers and instruments suitable for filing and/or which are necessary to transfer ownership of the trade name to Buyer, and Seller shall thereafter cease to use said name in any manner or purpose and shall file for dissolution in the State of California. When that delivery is made to Buyer and when Seller receives the balance due on the Merger Consideration, the sale by Seller to Buyer shall be completed and effective, and Buyer shall have ownership and possession of the Business and the assets.

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6. Representations and Warranties of Seller. Seller represents and warrants that:

(a) Seller is duly qualified and organized, and is validly existing and in good standing, under the laws of its state of formation.

(b) Seller has the requisite power and authority to enter into and perform under this Agreement.

(c) Seller is the owner of and has good and marketable title to the property involved in this sale, free of all restrictions on transfer or assignment and all encumbrances except for those that are set forth in this Agreement.

(d) Other than approval by FINRA, Seller is not required to acquire any consents, approvals or authorizations by any governmental authority to execute, deliver and perform its obligations under this Agreement.

(e) The execution and delivery of this Agreement by Seller will not conflict with or result in a violation of or default under any material agreements to which Seller is a party or create a lien upon the Business.

(f) There are no proceedings, judgments, or liens are now pending or threatened against Seller or against the Business that prevent the Merger.

(g) Seller has complied with all applicable federal, state, and local statutes, laws, and regulations affecting Seller’s properties or the operation of Seller’s business, and Seller has received no notice of a violation or citation same from any governmental agencies.

(h) Seller has not otherwise contracted to sell, pledge, or mortgage all or part of the Business.

(i) Seller has all necessary licenses and permits required to operate the Business.

(j) Seller has paid all taxes, federal, state and local.

(k) Seller has in full force and effect a general liability and casualty insurance policy in such amounts as are carried by similar companies.

(l) Seller has presented to Buyer true, complete, and correct information and documents regarding the Business, and none of the information contains an untrue statement of material fact or omits to state a material fact.

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7. Representations and Warranties of Buyer. Buyer represents and warrants that:

(a) Buyer is duly qualified and organized, and is validly existing and in good standing, under the laws of its state of formation.

(b) Buyer has the requisite power and authority to enter into and perform under this Agreement.

(c) Buyer is not required to acquire any consents, approvals or authorizations by any governmental authority to execute, deliver and perform its obligations under this Agreement.

(d) There are no proceedings, judgments, or liens are now pending or threatened against Buyer that may effect of delay its Merger with the Business.

(e) The execution and delivery of this Agreement by Buyer will not conflict with or result in a violation of or default under any material agreements to which Buyer is a party.

(f) Buyer understands that Seller is making no other representations or warranties other than as provided in this Agreement.

8. Covenants. Between the signing of this Agreement and the date of the Closing:

(a) Buyer shall have the right at any reasonable time prior to the Closing, at Buyer’s expense, to inspect or have inspected by a certified public accountant or other financial expert, the books and records of the Business.

(b) Seller will operate the Business in the usual and ordinary manner and will not enter into any contract except as may be required in the regular course of business.

(c) Seller shall not remove or cause to be removed any inventory of the Business except upon sale in the ordinary course of business or in the event of return to a supplier for credit.

(d) Seller will pay all taxes, federal, state and local.

(e) Seller will not do anything to cause a violation or breach of any contracts relating to the Business.

(f) Seller will pay and will not increase the salary or commissions of any employee, agent, or representative of the business.

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9. Conditions Precedent. The Closing is subject to the satisfaction of the following conditions on or prior to the date of the Closing: FINRA approval of the redomicile of FOMO WORLDWIDE, INC. (CA) to Wyoming, which is being accomplished by a short form merger into the FOMO WORLDWIDE, INC. (WY) subsidiary. Approval time - PENDING.

10. Notices. All notices given under this Agreement must be in writing. A notice is effective upon receipt and shall be sent via one of the following methods: delivery in person, overnight courier service, certified or registered mail, postage prepaid, return receipt requested, addressed to the party to be notified at the address designated by either party upon reasonable notice to the other party.

11. Amendment. This Agreement may be amended or modified only by a written agreement signed by both of the parties.

12. Survival of Terms. All covenants, warranties, and representations herein shall survive this Agreement and the closing date.

13. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. Neither party may assign its rights or delegate its duties under this Agreement without the other party’s prior written consent.

14. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Wyoming, without regard to the principles of conflict of laws.

15. Disputes. Any dispute arising from this Agreement shall be resolved through mediation.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.

17. Headings. The section headings herein are for reference purposes only and shall not otherwise affect the meaning, construction or interpretation of any provision in this Agreement.

18. No Waiver. No Party shall be deemed to have waived any provision of this Agreement or the exercise of any rights held under this Agreement unless such waiver is made expressly and in writing.

19. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in whole or in part, the remaining provisions shall not be affected and shall continue to be valid, legal and enforceable as though the invalid, illegal or unenforceable part had not been included in this Agreement.

20. Entire Agreement. This Agreement and the attachments and any associated documents represent the entire agreement between the parties, and there are no representations, warranties, covenants or conditions, except those specified herein or in accompanying instruments or documents.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FOMO WORLDWIDE, INC. (CA)
Seller Signature	Seller Full Name

FOMO WORLDWIDE, INC. (WY)
Buyer Signature	Buyer Full Name

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